EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF COACH USA, INC.

NAME                                  STATE OF INCORPORATION

Suburban Trails Acquisition Corp.  ............Delaware

Grayline Acquisition Corp.  ...................Delaware

Leisure Line Acquisition Corp.  ...............Delaware

Community Coach Acquisition Corp.  ............Delaware

Arrow Stage Acquisition Corp.  ................Delaware

Adventure Trails Acquisition Corp.  ...........Delaware

Suburban Trails II Acquisition Corp.  .........Delaware

Suburban Trails III Acquisition Corp.  ........Delaware

Suburban Trails IV Acquisition Corp.  .........Delaware

Suburban Trails V Acquisition Corp.  ..........Delaware

Suburban Trails VI Acquisition Corp.  .........Delaware

Suburban Trails VII Acquisition Corp. .........Delaware

Community Coach II Acquisition Corp.  .........Delaware

Community Coach III Acquisition Corp. .........Delaware

Community Coach IV Acquisition Corp.  .........Delaware

Community Coach V Acquisition Corp. ...........Delaware

Community Coach VI Acquisition Corp.  .........Delaware